UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 8, 2023

NightHawk Biosciences, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	NHWK	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry Into A Material Definitive Agreement.

On December 8, 2023, NightHawk Biosciences, Inc., a Delaware corporation (the “Company”), entered into a Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Sales Agent” or “A.G.P.”) providing for the sale by the Company of its shares of common stock, par value $0.0002 per share (the “Common Stock”), from time to time, through or to A.G.P., as sales agent or principal, with certain limitations on the amount of Common Stock that may be offered and sold by the Company as set forth in the Sales Agreement (the “Offering”). Prior to entering into the Sales Agreement with A.G.P., the Company terminated the 2020 ATM Sales Agreement (as defined below) that it previously entered into with B. Riley Securities, Inc. and Cantor Fitzgerald & Co.

Offers and sales of shares of Common Stock by the Company, if any, under the Sales Agreement, will be made through a prospectus supplement, dated December 8, 2023 and an accompanying base prospectus, dated December 22, 2020, contained therein (the “ATM Prospectus Supplement”), which prospectus forms a part of the Company’s shelf registration statement on Form S-3, as amended (File 333-251255), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on December 10, 2020 (the “Registration Statement”) and declared effective by the SEC on December 22, 2020. The aggregate market value of the shares of Common Stock eligible for sale under the ATM Prospectus Supplement will be subject to the limitations of General Instruction I.B.6 of Form S-3, to the extent required under such instruction.

Pursuant to the Sales Agreement, the Company will set the parameters for the sale of shares of Common Stock, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE American or on any other existing trading market for the Common Stock. In addition, with the Company’s prior written approval, the Sales Agent may also sell shares by any other method permitted by law, including in privately negotiated transactions.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of the NYSE American, to sell shares of Common Stock from time to time based upon the Company’s instructions. The Company has no obligation to sell any shares of Common Stock under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement. The Sales Agent is not obligated to purchase any shares of Common Stock on a principal basis pursuant to the Sales Agreement.

The Sales Agreement provides that the Company will pay the Sales Agent commissions for its services in acting as agent in the sale of shares of Common Stock pursuant to the Sales Agreement. The Sales Agent will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of shares of Common Stock pursuant to the Sales Agreement. The Company has agreed to provide the Sales Agent and certain affiliates of the Sales Agent with customary indemnification and contribution rights, including for liabilities under the Securities Act. The Company also will reimburse the Sales Agent for certain specified expenses in connection with entering into the Sales Agreement up to $50,000, and certain specified expenses on an annual basis not to exceed $10,000. The Sales Agreement contains customary representations and warranties and conditions to the placements of shares of Common Stock pursuant thereto, obligations to sell shares under the Sales Agreement are subject to satisfaction of certain conditions, including the effectiveness of the Registration Statement and other customary closing conditions.

The Sales Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the Sales Agreement; (ii) termination of the Sales Agreement as permitted therein, including by the Company to the Sales Agent upon one (1) day’s prior written notice and by the Sales Agent to the Company upon five (5) days’ prior written notice, in each instance without liability of any party; and (iii) termination by the Sales Agents upon written notice to the Company at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the legal opinion of Blank Rome LLP regarding the legality of the shares of Common Stock that may be issued pursuant to the ATM Prospectus Supplement is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 1.02. Termination of a Material Definitive Agreement.

The Company previously entered into an Amended and Restated At Market Issuance Sales Agreement, dated August 24, 2020, by and among the Company (formerly known as Heat Biologics, Inc.), B. Riley Securities, Inc. (“B. Riley”) and Cantor Fitzgerald & Co. (“Cantor”), as amended by Amendment No. 1 thereto, dated December 10, 2020 (the “2020 ATM Sales Agreement”). Pursuant to the 2020 ATM Sales Agreement, the Company agreed to offer and sell, from time to time, at its option, shares of Common Stock through B. Riley and/or Cantor in an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act.  The Sales Agreement with A.G.P. described in Item 1.01 of this Current Report on Form 8-K replaces the 2020 ATM Sales Agreement. As a result, the Company terminated the 2020 ATM Sales Agreement, effective December 8, 2023. Under the 2020 ATM Sales Agreement, for the year ended December 31, 2021, the Company issued and sold an aggregate of 2,106,027 shares of its Common Stock and received net proceeds of approximately $25.6 million. For the year ended December 31, 2022, the Company did not issue any share of Common Stock under the 2020 ATM Sales Agreement. There were no penalties associated with the termination of the 2020 ATM Sales Agreement.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
1.1	Sales Agreement, dated December 8, 2023, by and between NightHawk Biosciences, Inc. and A.G.P./Alliance Global Partners
5.1	Opinion of Blank Rome LLP
23.1	Consent of Blank Rome LLP (contained in Exhibit 5.1 above).
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2023	NightHawk Biosciences, Inc.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer